SCHEDULE 14C

(Rule 14c-101)

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Schedule 14C Information

Information Statement Pursuant to Section 14(c)

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Ohio National Fund, Inc.

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Ohio National Fund, Inc.	One Financial Way Cincinnati, Ohio 45242 Post Office Box 237 Cincinnati, Ohio 45201-0237

March 3, 2017

Dear Variable Contract or Policy Owner:

As a variable contract or policy owner with contract or policy values allocated to Ohio National Fund’s Target VIP Portfolio, you are receiving this Information Statement relating to recent changes approved by the Board of Directors (the “Board”).

On November 17, 2016, the Board approved the following: (i) a change in sub-adviser and a new sub-advisory agreement between Ohio National Investments, Inc. and Geode Capital Management, Inc. (“Geode”) appointing Geode as the new sub-adviser for the Target VIP Portfolio; (ii) a change in the investment strategies of the Target VIP Portfolio; and (iii) a change in the name of the Target VIP Portfolio to S&P MidCap 400® Index Portfolio. These changes became effective on December 19, 2016.

This statement is being sent for your information only and you are not required to take any action.

As always, we thank you for your confidence and support.

Sincerely,

Paul J. Gerard
President

INFORMATION STATEMENT

OHIO NATIONAL FUND, INC.

(the “Fund”)

One Financial Way

Montgomery, Ohio 45242

S&P MidCap 400® Index Portfolio

(formerly known as Target VIP Portfolio)

This statement provides information concerning S&P MidCap 400® Index Portfolio. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This document is for informational purposes only and you are not required to take any action.

This Information Statement is being distributed in connection with the following changes approved by the Board of Directors (the “Board”) of Ohio National Fund, Inc. (the “Fund”) on November 17, 2016: (i) a change in sub-adviser and a new sub-advisory agreement between Ohio National Investments, Inc. (the “Adviser”) and Geode Capital Management, Inc. (“Geode” or “Sub-Adviser”) appointing Geode as the new sub-adviser for the Target VIP Portfolio in place of First Trust Advisors L.P. (“First Trust”); (ii) a change in the investment strategies of the Target VIP Portfolio; and (iii) a change in the name of the Target VIP Portfolio to S&P MidCap 400® Index Portfolio (the “Portfolio”).

Pursuant to an Exemptive Order (the “Order”) received by the Fund from the Securities and Exchange Commission (“SEC”), the Adviser may change sub-advisers or hire new sub-advisers for the Fund’s portfolios without obtaining shareholder approval if the sub-advisers are not affiliates of the Adviser. On April 30, 2002, shareholders of the Fund generally authorized the Adviser to enter into sub-advisory agreements pursuant to the Order. As a condition of such Order, the Adviser must furnish shareholders of the affected portfolio with certain information about new advisory and sub-advisory agreements. This Information Statement is intended to comply with that condition. The Information Statement is first being sent on or about March 3, 2017 to shareholders of the Portfolio. This Information Statement is being sent to shareholders of the Portfolio existing as of the close of business on December 19, 2016.

I.	Background

At a meeting held on November 17, 2016 (the “Meeting”), the Board, including all directors who are not “interested persons” (“Independent Directors”), as that term is defined in the Investment Company Act of 1940 (the “Act”), determined to terminate the sub-advisory agreement between the Adviser and First Trust for the management of the Portfolio (the “Prior Agreement”), effective December 19, 2016. At the Meeting, the Board also approved a new sub-advisory agreement for the management of the Portfolio between the Adviser and Geode (the “New Agreement”) to be effective as of December 19, 2016. Geode’s appointment as sub-adviser was made in accordance with the Order referenced above and does not require shareholder approval.

In conjunction with the change in sub-adviser, the Board considered and approved a name change from Target VIP Portfolio to S&P MidCap 400® Index Portfolio. The Board also considered and approved a new principal investment strategy for the Portfolio to seek total return approximating that of the Standard & Poor’s MidCap 400® Index (“S&P MidCap 400®”) including reinvestment of dividends, at a risk level consistent with that of the S&P MidCap 400®.

II.	Advisory Agreement

The Adviser serves as investment adviser to the Portfolio pursuant to an amended and restated Advisory Agreement between the Adviser and the Fund, dated August 14, 2006 (the “Advisory Agreement”). The Advisory Agreement allows the Adviser to delegate its investment management services with respect to the Portfolio to a sub-adviser. The Board last approved the renewal of the Advisory Agreement at the Meeting. The Advisory Agreement was initially approved by the shareholders on August 11, 2006.

In connection with the change in sub-adviser, the Adviser agreed to reduce, and the Advisory Agreement was amended to reflect a reduction in the advisory fee rate paid by the Portfolio’s shareholders. . As compensation for its services to the Portfolio, the Adviser receives monthly fees from the Portfolio at the following annual rates (on the basis of the Portfolio’s average daily net assets during the month for which the fees are paid) under the Advisory Agreement as amended (the “New Advisory Fee”), as opposed to the annual rates under the Advisory Agreement prior to the amendment (the “Prior Advisory Fee”):

New Advisory Fee*	Prior Advisory Fee*
0.40% of first $100 million	0.60% of first $100 million
0.35% of next $150 million	0.55% of next $400 million
0.33% over $250 million	0.50% over $500 million

*	Of the average daily net assets of the Portfolio

For the fiscal year ended December 31, 2016, the Adviser received $258,497 in advisory fees for management of the Portfolio, which was 0.60% of the Portfolio’s average daily net assets. If the New Advisory Fee had been in effect for the year ended December 31, 2016, the Adviser would have received $174,847 in advisory fees for management of the Portfolio, which amounts to a reduction in advisory fees of approximately 32%.

III.	New Sub-Advisory Agreement

The following is a brief summary of the material terms of the New Agreement, which is attached as Appendix A. You should read Appendix A for a complete understanding of the New Agreement.

The New Agreement provides that Geode will, among other things:

(1)	provide investment advice and recommendations to the Portfolio with respect to the Portfolio’s investments consistent with the Portfolio’s investment policies and restrictions;

(2)	arrange for the purchase and sale of the Portfolio’s securities;

(3)	provide, at its expense, all necessary investment and management facilities; and

(4)	provide periodic reports regarding the investment activity and composition of the Portfolio.

The terms of the New Agreement are the same in all material respects as the Prior Agreement, with the exception of sub-advisory fee levels. The sub-advisory fees are paid by the Adviser and do not affect the Portfolio’s expenses. The fees payable by the Adviser for sub-advisory services for the Portfolio under the New Agreement and Prior Agreement are different, as shown in the table below:

New Sub-Advisory Fee* (Geode)	Prior Sub-Advisory Fee* (First Trust)
0.039% of first $100 million	0.35% of first $500 million
0.038% of next $150 million	0.25% over $500 million
0.037% of next $250 million
0.036% of next $500 million
0.035% over $1 billion

*	Of the average daily net assets of the Portfolio

For the fiscal year ended December 31, 2016, the Adviser paid $147,136 in sub-advisory fees, which was 0.35% of the Portfolio’s average daily net assets. If the New Sub-Advisory Fee had been in effect for the year ended December 31, 2016, the Adviser would have paid $17,051 in sub-advisory fees, which amounts to a reduction in sub-advisory fees of approximately 88%.

The Sub-Adviser is entitled to a minimum aggregate per annum fee of $150,000, which shall be aggregated across and with respect to all portfolios sub-advised by the Sub-Advisor for the Adviser. The sub-advisory fees are paid from the Adviser’s assets and do not affect the Portfolio’s expenses.

IV.	Information About the Sub-Adviser

Geode is a Delaware limited liability company located at One Post Office Square, 20th Floor, Boston, Massachusetts 02109. Founded in 2001, Geode is a process-driven asset manager that provides global investment solutions across multiple asset classes. Geode Capital Holdings LLC (“GCH”), also located at One Post Office Square, 20th Floor, Boston, Massachusetts 02019, owns 99% of the beneficial ownership interests in Geode. Geode Holdings Trust owns more than 10% of the voting securities of GCH. The address of Geode Holdings Trust is: Nolly Corley, Trustee, Austin & Corley, 80 Washington Street, Building S, Norwell, MA 02061.

Geode has been registered as an investment adviser with the SEC since 2002. As of August 31, 2016, Geode had total assets under management of $238 billion.

The following are the names and principal occupations of the principal executive officers and directors of Geode. The address for each of the following individuals is c/o Geode Capital Management, LLC, One Post Office Square, 20th Floor, Boston, Massachusetts 02109.

Name	Position with Geode and Principal Occupation
Vincent C. Gubitosi	President & Chief Investment Officer of Geode
Joseph L. Ciardi	Chief Compliance Officer of Geode
Sorin Codreanu	Chief Financial Officer of Geode
Jeffrey S. Miller	Chief Operating Officer of Geode
Matthew J. Nevins	Secretary & General Counsel of Geode
Albert Francke	Geode Director; Attorney
John F. Haley	Geode Director; Financial Services Executive
Franklin C. Kenly	Geode Director
Caleb Loring	Geode Director; Private Trustee
Arlene Rockefeller	Geode Director; Advisor
Eric D. Roiter	Geode Director; Law Professor
Jennifer S. Uhrig	Geode Director; Financial Services Executive

V.	Board Approval of the New Sub-Advisory Agreement

At the Meeting, the Board, including all Independent Directors, considered the approval of the New Agreement between the Adviser and Geode with respect to the Portfolio. The Directors noted that at the Board’s August 2016 meeting they had approved a change in sub-adviser and strategy for the Portfolio following the Portfolio’s consistent underperformance and inability to draw assets under its prior sub-adviser, First Trust. Representatives of the Adviser explained that the Adviser was recommending that the Board approve Geode as sub-adviser to the Portfolio and pointed out that the Adviser was proposing a reduction of the advisory fee for the Portfolio due to the change in strategy. The Directors noted that the Sub-Adviser would have day-to-day responsibility for the management of the Portfolio and that the Adviser would be responsible for monitoring the investment performance and other responsibilities of the Sub-Adviser. They also noted that Geode has significant experience and depth of personnel proficient in the management of an investment portfolio designed to track an index.

The Directors were assisted by experienced independent legal counsel throughout the contract review process. The Independent Directors discussed approval of the New Agreement with such counsel at which no representatives of management, the Adviser or the Sub-Adviser were present. The Directors, including all of the Independent Directors, relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the New Agreement and the weight to be given to each such factor. The conclusions reached by the Directors were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Director may have afforded different weight to the various factors in reaching his or her conclusions with respect to the New Agreement.

Nature, Extent and Quality of Services

The Board evaluated the nature, extent and quality of the sub-advisory services to be provided to the Portfolio by the Sub-Adviser. As part of its review, the Board reviewed information regarding the Sub-Adviser’s operations, procedures and personnel. The Directors considered a summary of the Sub-Adviser’s portfolio management team, investment selection process and risk management program, as well as a summary of the Sub-Adviser’s compliance policies and procedures. The Directors also considered the capabilities and resources that the Sub-Adviser has dedicated to performing services on behalf of two other Portfolios of the Fund noting that each of those Portfolios is designed to track an index. Representatives of the Adviser discussed Geode’s performance as sub-adviser to those Portfolios, pointing out that each of those Portfolios had tracked its index closely since Geode had become sub-adviser. The Directors noted the advantages to using a sub-adviser with Geode’s depth of experience managing an investment strategy that tracks a benchmark index. In addition, the Directors reviewed information on the Sub-Adviser’s portfolio management and brokerage practices, including any soft dollar benefits received. It was the Directors’ conclusion that overall, they were satisfied with the nature, extent and quality of services to be provided to the Portfolio by the Sub-Adviser.

Investment Performance

The Board noted that because Geode had not assumed its role as sub-adviser as of the meeting, no performance data was provided for the Portfolio under its management. Representatives of the Adviser noted that they expect excellent performance with the new sub-adviser, and reminded the Directors of their deliberations regarding Geode at the March 2016 meeting, when Geode was approved as sub-adviser for the other two Portfolios. The Directors noted the Sub-Adviser’s significant experience managing an index-based strategy. They considered the Sub-Adviser’s strong performance as sub-adviser to the two other Portfolios and agreed that Geode has demonstrated the ability to successfully manage a portfolio tracking a benchmark index. It was the Directors’ conclusion that the Sub-Adviser had the potential to track the benchmark index closely.

Fees and Expenses.

The Board reviewed the advisory and sub-advisory fees for the Portfolio, as well as how the Portfolio’s advisory and sub-advisory fees compared to the advisory and sub-advisory fees of the funds in a peer group of funds in the Portfolio’s Morningstar category (excluding non-index funds). The charts showed the number of funds in the peer group within each defined range of advisory and sub-advisory fees, and the range that included the Portfolio. The Board also reviewed the difference between the Portfolio’s estimated overall expense ratio and that of its peer group, as well as the expense ratio’s percentile ranking within the peer group. The Board also reviewed the amount of net advisory fee retained by the Adviser, after payment of the sub-advisory fee, as well as the proportion the net fee represented of the total advisory fee, in light of the services provided by the Adviser to the Portfolio.

The Board considered the delegation of duties between the Adviser and the Sub-Adviser and the appropriateness of the advisory fee allocation between them. The Board relied to a degree on the Adviser’s negotiation of the New Agreement on an arm’s-length basis, noting that in the past the Adviser has negotiated decreases in the sub-advisory fee for certain Portfolios and that the Adviser had always passed on the decrease by reducing its advisory fee by the same amount. The Directors also recognized that it is difficult to make comparisons of advisory fees because there are variations in the services that are included in the fees paid by other funds. The Board noted that the sub-advisory fee and expense ratio for the Portfolio were lower than the peer group average, and that following the conversion to the “S&P MidCap 400® Index Portfolio” existing shareholders would benefit from lower fees and total expenses. Overall, the Board concluded that the advisory and sub-advisory fees were reasonable.

Profitability and Economies of Scale

The Directors noted that, in their consideration of the reasonableness of the sub-advisory fees to be paid by the Adviser to the Sub-Adviser, they had in part relied on the ability of the Adviser to negotiate the terms of the New Agreement, including the sub-advisory fee, at arm’s-length, noting that the Adviser is not affiliated with the Sub-Adviser. Accordingly, the cost of services provided by the Sub-Adviser and the profitability to the Sub-Adviser of its relationship with the Portfolio were not material factors in the Board’s deliberations. For similar reasons, the Board concluded that the potential realization of economies of scale by the Portfolio from the sub-advisory arrangements with the Sub-Adviser should not be a material factor in the Board’s deliberations.

The Directors also noted that the advisory and sub-advisory fee schedules contain breakpoints that would reduce the applicable advisory or sub-advisory fees on assets above a specified level as the Portfolio’s assets increase. The Directors also recognized that a Portfolio would realize additional economies of scale if the Portfolio’s net assets increase over time proportionately more than certain other expenses. The Directors concluded that shareholders are likely to benefit from economies of scale as the Portfolio’s assets increase.

After consideration of the foregoing, the Board approved the reduction of the advisory fee for the Portfolio and reached the following conclusions regarding the New Agreement, in addition to the conclusions set forth above: (a) the Sub-Adviser possesses the capability and resources to perform the duties required of it under the New Agreement; (b) the investment philosophy, strategies and techniques of the Sub-Adviser are appropriate for pursuing the Portfolio’s investment objective; (c) the Sub-Adviser is likely to execute its investment philosophy, strategies and techniques consistently over time; and (d) the Sub-Adviser maintains appropriate compliance programs. Based on all of the above-mentioned factors and their related conclusions, the Directors unanimously determined that approval of the New Agreement was in the best interests of the Portfolio and its shareholders. Accordingly, the Board voted unanimously to approve the New Agreement for the Portfolio effective when the Portfolio commenced operating as the S&P MidCap 400® Index Portfolio.

VI.	Other Information

The Adviser, Administrator and Underwriter. The Adviser serves as investment adviser for the Fund and all of its portfolios. The Adviser is wholly-owned by The Ohio National Life Insurance Company (“ONLIC”), which serves as the principal administrator for the Fund. Ohio National Equities, Inc. (“ONEQ”), which is a wholly-owned subsidiary of ONLIC, is the Fund’s underwriter. The Adviser, ONLIC and ONEQ are located at One Financial Way, Montgomery, Ohio 45242.

Annual and Semi-Annual Reports. The Fund has previously sent its most recent Annual Report and Semi-Annual Report to its shareholders. Copies of them are available, without charge, by writing to the Fund at One Financial Way, Montgomery, Ohio 45242 or by calling 1-877-665-6642.

Outstanding Shares. The Portfolio has one class of shares, 100% of which is owned of record by ONLIC, Ohio National Life Assurance Corporation (“ONLAC”) (together with ONLIC called “Ohio National”) and National Security Life and Annuity Company (“National Security”). The address of Ohio National and National Security is One Financial Way, Montgomery, Ohio 45242. As of August 31, 2016, there were 3,078,250 shares issued and outstanding. ONLIC owned 96.21% of these shares; ONLAC owned 1.27% and NSLAC owned 2.52%. These shares were allocated to Ohio National and National Security’s separate accounts as follows:

Separate Account	Shares	Percent of Class
Ohio National Variable Account A	2,917,230	94.77%
Ohio National Variable Account C	43,866	1.43%
Ohio National Variable Account D	256	0.01%
Ohio National Variable Account R	39,220	1.27%
National Security Variable Account N	77,678	2.52%

None of the Directors or executive officers of the Fund directly owns shares of the Fund. Only one director, John J. Palmer, owns variable contracts that entitle him to give voting instructions to the Fund. As of August 31, 2016, the Directors and executive officers as a group owned variable contracts that entitled them to give voting instructions with respect to less than 1% of the outstanding shares of the Portfolio.

Appendix A

SUB-ADVISORY AGREEMENT

This Agreement is made as of December 19, 2016, by and between Ohio National Investments, Inc., an Ohio corporation (the “Adviser”), and Geode Capital Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).

WHEREAS, Ohio National Fund, Inc. (the “Fund”), is a Maryland corporation that is registered under the Investment Company Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the “1940 Act”); and

WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (together with the regulations promulgated pursuant thereto, the “Advisers Act”); and

WHEREAS, the Adviser has been appointed as investment adviser to the Fund in accordance with the 1940 Act and the Advisers Act; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act and engages in the business of providing investment advisory services; and

WHEREAS, the Fund has authorized the Adviser to appoint the Sub-Adviser, subject to the requirements of the 1940 Act and the Advisers Act, as the sub-adviser with respect to those portions of the assets of the Fund designated as the S&P MidCap 400® Index Portfolio of the Fund on the terms and conditions set forth below;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

SECTION 1. Investment Advisory Services

(a) The Adviser hereby retains the Sub-Adviser, and the Sub-Adviser hereby accepts engagement by the Adviser, to supervise and manage on a fully-discretionary basis the cash, securities and other assets of the S&P MidCap 400® Index Portfolio that the Adviser shall from time to time place under the supervision of the Sub-Adviser (such cash, securities and other assets initially and as same shall thereafter be increased or decreased by the investment performance thereof and by additions thereto and withdrawals therefrom by the Adviser shall hereinafter be referred to as the “Portfolio”).

(b) All activities by the Sub-Adviser on behalf of the Adviser and the Portfolio shall be in accordance with the investment objectives, policies and restrictions set forth in the 1940 Act and in the Fund’s prospectus and statement of additional information, as amended from time to time (together, the “Prospectus”) and as interpreted from time to time by the Board of Directors of the Fund and by the Adviser (as communicated to the Sub-Adviser in writing by the Fund or the Adviser). All activities of the Sub-Adviser on behalf of the Adviser and the Portfolio shall also be subject to the due diligence oversight and direction of the Adviser.

(c) Subject to the supervision of the Adviser, the Sub-Adviser shall have the sole and exclusive responsibility to (i) select members of securities exchanges, brokers, dealers and futures commission merchants for the execution of transactions of the Portfolio and, when applicable, shall negotiate commissions in connection therewith, and (ii) to enter into and perform other financial contracts to effect investment-related transactions on behalf of the Portfolio. All such selections shall be made in accordance with the Fund’s policies and restrictions regarding brokerage allocation set forth in the Prospectus and Statement of Additional Information.

(d)	In carrying out its obligations to manage the investments and reinvestments of the Portfolio, the Sub-Adviser shall:

(1)	obtain and evaluate pertinent economic, statistical, financial and other information affecting sectors and industries and the individual companies included in the Portfolio or under consideration for inclusion therein;

(2)	formulate and implement a continuous investment program for the Portfolio consistent with the investment objectives and related investment policies and restrictions for the Portfolio as set forth in the Prospectus;

(3)	take such steps as are necessary to implement the aforementioned investment program by placing orders for the purchase and sale of securities; and

(4)	coordinate with the Adviser to assure compliance with the Prospectus, qualification of the Portfolio as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and compliance with the diversification requirements of Section 817(h) of the Code.

(e) In connection with the purchase and sale of securities of the Portfolio, the Sub-Adviser shall arrange for the transmission to the Adviser and the Portfolio’s custodian on a daily basis such confirmation, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Portfolio. With respect to Portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the I.D. confirmation of the trade to the Portfolio’s custodian.

(f) In connection with the placement of orders for the execution of the Portfolio’s securities transactions, the Sub-Adviser shall create and maintain all necessary records of the Portfolio as are required of an investment adviser of a registered investment company including, but not limited to, records required by the 1940 Act and the Advisers Act. All such records pertaining to the Portfolio shall be the property of the Fund and shall be available for inspection and use by the Securities and Exchange Commission, any other regulatory authority having jurisdiction, the Fund, the Adviser or any person retained by the Fund or the Adviser. Where applicable, such records shall be maintained by the Sub-Adviser for the period and in the place required by Rule 31a-2 under the 1940 Act.

(g) The Sub-Adviser shall render such reports to the Adviser and/or to the Board of Directors of the Fund concerning the investment activity and composition of the Portfolio as a whole, in such form and at such intervals as the Adviser or the Board may from time to time reasonably require.

(h) In acting under this Agreement, the Sub-Adviser shall be an independent contractor and not an agent of the Adviser, or the Fund.

(i) The parties to this Agreement agree that each shall treat as confidential all information provided by a party to the others regarding such party’s business and operations, including, without limitation, the investment activities or holdings of the Portfolio. All confidential information provided by a party hereto shall be used by any other parties hereto solely for the purposes of rendering services pursuant to this Agreement and, except as may be required in carrying out the terms of this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or which thereafter becomes publicly available other than in contravention of this Section 1(i) or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

SECTION 2. Expenses

(a) The Sub-Adviser shall assume and pay all of its own costs and expenses, including those for furnishing such office space, office equipment, office personnel and office services as the Sub-Adviser may require in the performance of its duties under this Agreement.

(b) The Fund shall bear all expenses of the Portfolio’s organization and registration, and the Fund and Adviser shall bear all of their respective expenses of their operations and businesses not expressly assumed or agreed to be paid by the Sub-Adviser under this Agreement. In particular, but without limiting the generality of the foregoing, the Fund shall pay any fees due to the Adviser, all interest, taxes, governmental charges or duties, fees, brokerage and commissions of every kind arising hereunder or in connection herewith, expenses of transactions with shareholders of the Portfolio, expenses of offering interests in the Portfolio for sale, insurance, association membership dues, all charges of custodians (including fees as custodian and for keeping books, performing portfolio valuations and rendering other services to the Fund), independent auditors and legal counsel, expenses of preparing, printing and distributing all prospectuses, proxy material, reports and notices to shareholders of the Fund, and all other costs incident to the Portfolio’s existence.

SECTION 3. Use of Services of Others

The Sub-Adviser may (at its expense except as set forth in Section 2 hereof) employ, retain or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Sub-Adviser with such statistical or factual information, such advice regarding economic factors and trends or such other information, advice or assistance as the Sub-Adviser may deem necessary, appropriate or convenient for the discharge of the Sub-Adviser’s obligations hereunder or otherwise helpful to the Fund and the Portfolio.

SECTION 4. Sub-Advisory Fees

In consideration of the Sub-Adviser’s services to the Fund hereunder, the Sub-Adviser shall be entitled to sub-advisory fees, payable monthly, at the annual rate 0.039% of the first one hundred million dollars ($100 million) of the average daily net assets of the Portfolio, and 0.038% of the next one hundred and fifty million dollars ($150 million) of the average daily net assets of the Portfolio, 0.037% of the next two hundred and fifty million dollars ($250 million) of the average daily net assets of the Portfolio, 0.036% of the next five hundred dollars ($500 million) of the average daily net assets of the Portfolio, and 0.035% of the average daily net assets of the Portfolio in excess of one billion dollars ($1 billion) (the “Sub-Advisory Fees”). The Sub-Adviser shall be entitled to a minimum aggregate per annum fee of $150,000 (the “Minimum Fee”). The Minimum Fee shall be aggregated across and with respect to all funds and/or portfolios sub-advised by the Sub-Adviser for the Adviser. The Sub-Advisory Fees shall be accrued for each calendar day and the sum of the daily Sub-Advisory Fees accruals shall be paid monthly to the Sub-Adviser on or before the fifth business day of the next succeeding month. The daily fee accruals will be computed on the basis of the valuations of the total net assets of the Portfolio as of the close of business each day. The Sub-Advisory Fees shall be payable solely by the Adviser, and the Fund shall not be liable to the Sub-Adviser for any unpaid Sub-Advisory Fees.

SECTION 5. Limitation of Liability of Sub-Adviser

(a) The Sub-Adviser shall be liable for losses resulting from its own acts or omissions caused by the Sub-Adviser’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or its reckless disregard of its duties under this Agreement, and nothing herein shall protect the Sub-Adviser against any such liability to the shareholders of the Fund or to the Adviser. Except as provided in the previous sentence, the Sub-Adviser shall not be liable to the Fund or to any shareholder of the Fund or to the Adviser for any claim or loss arising out of any investment or other act or omission in the performance of the Sub-Adviser’s duties under this Agreement, or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund’s assets maintained with custodians or securities depositories in foreign countries, or from any political acts of any foreign governments to which such assets might be exposed, or for any tax of any kind (other than taxes on the Sub-Adviser’s income), including without limitation any statutory, governmental, state, provincial, regional, local or municipal imposition, duty, contribution or levy imposed by any government or governmental agency upon or with respect to such assets or income earned with respect thereto (collectively “Taxation”). Notwithstanding the foregoing sentence and the provisions of Section 5(b), the Sub-Adviser shall be liable for taxes or tax penalties incurred by the Fund, or by any legal or beneficial owner of the Fund’s shares, for any failure of the Portfolio to qualify as a regulated investment company under Subchapter M, or to meet the diversification requirements of Section 817(h), of the Internal Revenue Code of 1986, as amended, to the extent resulting from the Sub-Adviser’s management of the Portfolio.

(b) In the event the Sub-Adviser is assessed any Taxation in respect of the assets, income or activities of the Portfolio, the Adviser and the Fund jointly will indemnify the Sub-Adviser for all such amounts wherever imposed, together with all penalties, charges, costs and interest relating thereto and all expenditures, including reasonable attorney’s fees, incurred by the Sub-Adviser in connection with the defense or settlement of any such assessment. The Sub-Adviser shall undertake and control the defense or settlement of any such assessment, including the selection of counsel or other professional advisers, provided that the selection of such counsel and advisers and the settlement of any assessment shall be subject to the approval of the Adviser and the Fund, which approvals shall not be unreasonably withheld. The Adviser and the Fund shall have the right to retain separate counsel and assume the defense or settlement on behalf of the Adviser and the Fund, as the case may be, of any such assessment if representation of the Adviser and the Fund by counsel selected by the Sub-Adviser would be inappropriate due to actual or potential conflicts of interest.

SECTION 6. Services to Other Clients and the Fund

(a) Subject to compliance with the 1940 Act, nothing contained in this Agreement shall be deemed to prohibit the Sub-Adviser or any of its affiliated persons from acting, and being separately compensated for acting, in one or more capacities on behalf of the Fund. The Adviser and the Fund understand that the Sub-Adviser may act as investment manager or in other capacities on behalf of other customers including entities registered under the 1940 Act.

(b) While information, recommendations and actions which the Sub-Adviser supplies to and does on behalf of the Portfolio shall in the Sub-Adviser’s judgment be appropriate under the circumstances in light of the investment objectives and policies of the Fund, as set forth in the Prospectus delivered to the Sub-Adviser from time to time, it is understood and agreed that they may be different from the information, recommendations and actions the Sub-Adviser or its affiliated persons supply to or do on behalf of other clients. The Sub-Adviser and its affiliated persons shall supply information, recommendations and any other services to the Portfolio and to any other client in an impartial and fair manner in order to seek good results for all clients involved. As used herein, the term “affiliated person” shall have the meaning assigned to it in the 1940 Act.

(c) On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other customers, the Sub-Adviser may, to the extent permitted by applicable law, aggregate the securities to be so sold or purchased in order to obtain the best execution or lower brokerage commissions, if any. The Sub-Adviser may also on occasion purchase or sell a particular security for one or more customers in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other customers.

(d) The Sub-Adviser agrees to use the same skill and care in providing services to the Fund as it uses in providing services to other similar accounts for which it has investment responsibility. The Sub-Adviser will conform with all applicable rules and regulations of the Securities and Exchange Commission.

SECTION 7. Reports to the Sub-Adviser

The Adviser shall furnish to the Sub-Adviser the Prospectus, proxy statements, reports and other information relating to the business and affairs of the Fund as the Sub-Adviser may, at any time or from time to time, reasonably require in order to discharge the Sub-Adviser’s duties under this Agreement.

SECTION 8. Proxies

The Adviser shall vote proxies for securities held by the Fund in accordance with the Adviser’s policies for proxy voting. The Adviser agrees it shall provide the Sub-Adviser a copy of the Adviser’s policies upon written request.

SECTION 9. Representations and Warranties

(a) Adviser hereby represents and warrants that:

(1)	it is duly registered as an investment adviser under the Advisers Act;

(2)	either (i) it is not a member of the National Futures Association (“NFA”) and is not required to be registered with the NFA or under the Commodity Exchange Act, as amended (the “CEA”), or (ii) if it is a member of the NFA or registered under the CEA, it has notified Sub-Adviser in writing of its status; in any such case, Adviser agrees to promptly notify Sub-Adviser of any change in its NFA membership status or if it becomes required to become a member of the NFA or register under the CEA;

(3)	the Fund is exempt from registration under the Commodity Exchange Act pursuant to Rule 4.5 of the Commodity Futures Trading Commission (“CFTC”), and the Fund is in compliance with the requirements of CFTC Rule 4.5; and

(4)	the execution, delivery and performance of this Agreement are within Adviser’s powers and this Agreement constitutes a legal, valid and binding obligation.

(b) Sub-Adviser hereby represents and warrants that:

(1)	it is duly registered as an investment adviser under the Advisers Act;

(2)	it is duly registered with the NFA and under the CEA as a commodity pool operator and commodity trading advisor; and

(3)	the execution, delivery and performance of this Agreement are within Sub-Adviser’s powers and this Agreement constitutes a legal, valid and binding obligation.

SECTION 10. Term of Agreement

Provided that this Agreement shall have first been approved by the Board of Directors of the Fund, including a majority of the members thereof who are not interested persons (as defined in the 1940 Act) of either party, by a vote cast in person at a meeting called for the purpose of voting such approval, then this Agreement shall be effective on the date hereof for an initial term of two (2) years. This Agreement shall thereafter continue in effect from year to year, subject to approval annually by the Board of Directors of the Fund or by vote of a majority of the voting securities of the Portfolio and also, in either event, by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such person.

SECTION 11. Termination of Agreement; Assignment

(a) This Agreement may be terminated by the Adviser or the Sub-Adviser without the payment of any penalty, upon 90 days’ prior notice in writing to the other party and to the Fund, or upon 60 days’ written notice by the Fund to the two parties; provided, that in the case of termination by the Fund such action shall have been authorized by resolution of a majority of the Board of Directors of the Fund or by vote of a majority of the voting securities of the Portfolio. In addition, this Agreement shall terminate upon the later of (1) the termination of the Adviser’s agreement to provide investment advisory services to the Portfolio or (2) notice to the Sub-Adviser that the Adviser’s agreement to provide investment advisory services to the Portfolio has terminated.

(b) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

(c) Termination of this Agreement for any reason shall not affect rights of the parties that have accrued prior thereto.

SECTION 12. Notices

(a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events: (1) any change in the Portfolio’s portfolio manager; (2) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement; (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity, before or by any court, public board or body, involving the affairs of the Portfolio; or (4) any proposed change in control of the Sub-Adviser.

(b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed to have been served seven days after mailing and in the case of telex, facsimile or other electronic transmission twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

If to the Adviser:

Ohio National Investments, Inc.

P.O. Box 237

Cincinnati, Ohio 45201

Fax No. (513) 794-4507

With a copy to:

Paul J. Gerard, President

Ohio National Investments, Inc.

P.O. Box 237

Cincinnati, Ohio 45201

If to the Sub-Adviser:

Jeffrey S. Miller

Chief Operating Officer

Geode Capital Management, LLC

One Post Office Square, 20th Floor

Boston, MA 02109

With a copy to:

Matt Nevins

General Counsel

Geode Capital Management, LLC

One Post Office Square, 20th Floor

Boston, MA 02109

SECTION 13. Governing Law

This Agreement shall be governed by and subject to the requirements of the laws of the Commonwealth of Massachusetts without reference to the choice of law provisions thereof.

SECTION 14. Applicable Provisions of Law

The Agreement shall be subject to all applicable provisions of law, including, without limitation, the applicable provisions of the 1940 Act, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

SECTION 15. Counterparts

This Agreement may be entered into in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

Ohio National Investments, Inc.

By:	/s/ Paul J. Gerard
Paul J. Gerard, President

Geode Capital Management, LLC

By:	/s/ Jeffrey S. Miller
Jeffrey S. Miller, Chief Operating Officer

Accepted and Agreed:
Ohio National Fund, Inc.

By:	/s/ Paul J. Gerard
Paul J. Gerard, President